Exhibit 10.30(ii)
Option Agreement
This option agreement (“Agreement”) is effective as of September 25th, 2007 (the “Date of Grant”), by and between Yaron Tal (“Optionee”) and Topspin Medical, Inc. (the “Corporation”).
Under the Topspin Medical Inc. 2003 Israeli Stock Option Plan (“Plan”) (a copy of which is attached hereto as Exhibit A), the Corporation hereby grants to the Optionee options to purchase such number of shares of Common Stock of the Corporation par value US$0.001 each as set forth below (“Options”) pursuant and subject to the terms and provisions set forth in the Plan and as provided herein.
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
Notwithstanding any other provision of this Agreement or the Plan, it is hereby clarified that the grant of Option pursuant to this Agreement is conditioned upon the approval of the Tel Aviv Stock Exchange of the registration to trade of the shares of common stock of the Corporation into which the Options are exercisable (the “Shares”), and the provisions of this Agreement and the Grant of Stock to the Optionee will be entered into force and effect only after the Corporation provides Optionee with written notice that the Tel Aviv Stock Exchange (“TASE”) approved the registration to trade of the Shares. If such approval will not be obtained until 90 days after the Date of Grant this Agreement shall become null and void, and Optionee shall have no claim against the Corporation, its affiliates or any of their directors, officers and shareholders with respect to the Options or the underlying Shares. If the TASE does not approves the registration to trade of the Shares within said 90 days period, Optionee shall be entitled to terminate his employment with the Corporation’s subsidiary, TopSpin Medical (Israel) Ltd. (the “Subsidiary”) and such termination will be deemed to be termination of Optionee’s employment by the Subsidiary.
Notwithstanding any other provision of this Agreement or the Plan, it is hereby clarified (i) that the transfer of the Options directly or indirectly within the United States or to or for the account or benefit of a US Person (as such term is defined in US securities laws) is prohibited, including by will or the laws of descent and distribution, or by Optionee’s guardian, legal representative, executor, administrator, heir or successor; and (ii) that the Shares, upon issuance, shall bear the following legend:

TRANSFER OF THIS SECURITY DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) (RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVIALABLE EXEMPTION FROM REGISTRATION.
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.
1. Terms and Conditions of Options

Number of Options:	10,000,000

Each Option shall be exercisable for one (1) share of Common Stock of the Corporation par value US$0.001 each.

Exercise Price:	$0.1819 for 2,500,000 Options (the “First Options”).

$0.1509 for 2,500,000 Options (the “Second Options”).

$0.1200 for 2,500,000 Options (the “Third Options”).

$0.0890 for 2,500,000 Options (the “Fourth Options”).

Type of Options:	☐ Approved 102 Options:

☑ Capital Gain Options (CGO);

☐ Ordinary Income Options (OIO)

☐ Unapproved 102 Options

☐ 3(9) Options

Vesting Schedule:	2,500,000 of the First Options shall vest on the one year anniversary of the Date of Grant.

625,000 of the Second Options shall vest on the last day of each of the four quarters following the one year anniversary of the Date of Grant.

Thereafter, 625,000 of the Third Options shall vest on the last day of each of the four quarters following the two years anniversary of the Date of Grant.

Thereafter, 625,000 of the Fourth Options shall vest on the last day of each of the four quarters following the three years anniversary of the Date of Grant.

Without derogating from the foregoing, any Options not yet vested shall become vested immediately following the closing of consolidation or the acquisition of the Corporation by means of merger (with or into another entity), or in the event of any other reclassification of the Corporation’s securities or any other form of corporate reorganization in which the outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary, or in the event of the sale of all or substantially all of the assets of the Corporation as detailed in Section 14 of the Plan (the “M&A” and the “Accelerated Options”, respectively), subject to the following:
1.	Notwithstanding the above, if pursuant to the terms of the M&A the Accelerated Options were exchanged for cash consideration (“Cash”), such Cash net of any applicable taxes and expenses applying to such sale will be deposited with an escrow agent designated by the Corporation (the “Escrow Agent”), and released to the Employee, as long as he provides services to the surviving company in the M&A (the “Successor Company”), according to the original vesting schedule of this Agreement (i.e. at any of the vesting dates detailed in this Agreement the Escrow Agent will release respective portion of the Cash resulting from the Options that should have vested on such date).

2.	If pursuant to the terms of the M&A the Accelerated Options were exchanged for stock consideration (“Stock”), such Stock will be deposited with the Escrow Agent and released to the Employee, as long as he provides services to the Successor Company, according to the original vesting schedule of this Agreement (i.e. at any of the vesting dates detailed in this Agreement the Escrow Agent will release respective portion of the Stock resulting from the Options that should have vested on such date). While the Stock is held in by the Escrow Agent (but before the occurrence of the circumstances detailed in section 3(ii) below), Optionee may instruct the Escrow Agent to sell the Stock or any portion thereof, all subject to any limitation on such sale applying pursuant to any applicable law or the terms of the M&A. The Escrow Agent shall sell such Stock and pay any applicable taxes and expenses applying to such sale, and the net consideration received will be regarded as “Cash” hereunder and held by the Escrow Agent pursuant to the terms of Section 1 above, mutatis mutandis.

3.	(i) If during the first year following the closing of the M&A Optionee’s engagement with the Successors Company is terminated by the Successor Company not for Cause (as defined in the Plan); if during the first year following the closing of the M&A Optionee resigns for Good Reason; or at the first anniversary of the M&A, if the Optinee continues to provide services to the Successor Company during such time, then in each of the above events the Escrow Agent will release to the Optionee any Cash or Stock held by it at the relevant time. (ii) In any other event of termination of the Optionee’s engagement with the Successor Company during said period any balance of the Stock or Cash, as applicable, remaining with the Escrow Agent upon such termination will be transferred by the Escrow Agent according to the instructions to be provided to the Escrow Agent prior to the closing of the M&A by the Corporation.

The term “Good Reason” as used herein means the occurrence of any of the following: (i) any reduction, without the prior written consent of the Optionee, in any material benefits to which the Optionee is entitled from the Corporation or any of its Affiliates; or (ii) any adverse change in Optionee’s duties or responsibilities with the Corporation or any of its Affiliates.

4.	For the avoidance of doubt, any Cash or Stock held by the Escrow Agent, and their release to the Optionee, are subject to the terms of this Agreement and the Plan, including, without limitation, any provisions thereof relating to Optionee’s tax obligations.

5.	The company shall bear the expenses of the Escrow Agent.
2.	Exercise of Options

The exercise of the Options shall be by delivery by the Optionee to the Corporation at its principle executive office of a written notice of exercise in the form attached hereto as Exhibit B, specifying inter alia the number of shares of Stock to be purchased and accompanied by the payment of the Exercise Price.

Options may be exercised only to purchase whole shares of Stock (the “Shares”), and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

The Corporation shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Corporation, might constitute a violation by the Corporation of any provision of law.

3.	Other Provisions
3.1	All other terms and conditions, including terms and conditions of expiration and termination of the Options, voting rights and adjustments, which are set forth in the Plan, shall apply to the Options, provided however that in case of any contradiction between the terms of the Options specified herein and the Plan, the terms specified herein shall prevail. Notwithstanding anything to the contrary in the Plan, vested Options shall be exercisable for a period of 1 year following the termination of all of the Corporation’s or any of its subsidiaries’ engagements and relationship with the Optionee (whether as an employee, consultant, director or otherwise).

Notwithstanding any other provision of this Agreement or the Plan, it is hereby clarified the issuance of the Options and the Shares, their holding and transfer, are subject to the provisions of any applicable law, including, without limitation, the lock up periods imposed pursuant the provisions of the Securities Law, 1968.

3.2	Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement, the provisions of Sections 102 and 3(9) of the Israeli Income Tax Ordinance [New Version] 1961 as amended and all rules, regulations and orders promulgated thereunder and the tax route applicable to the Options granted to him/her.

3.3	Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any question arising under the Plan or this Agreement. Optionee further agrees to notify the Corporation upon any change in the residence address indicated below.

3.4	Optionee hereby acknowledges and confirms that he agrees to be bound by all terms and conditions of the trust agreements by and among the Corporation, the Subsidiary and the Trustee, copies of which are attached hereto as Exhibit C.

3.5	The Optionee shall regard the information in this Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal their contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

3.6	Subject to the provisions of the Plan, to which this Agreement is subject, this Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Corporation with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Corporation with respect to the subject matter hereof.

3.7	The Options provided for herein are granted pursuant to the Plan and said Options and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan. Any interpretation of this Agreement will be made in accordance with the Plan. In the event there is any contradiction between the provisions of this Agreement and the Plan, the provisions of the Plan will prevail.

3.8	The Plan and this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

3.9	All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Corporation at the addresses shown below, or at such other place as the Corporation may designate by written notice to the Optionee.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

/s/ Yaron Tal	/s/ Neil Cohen /s/ Eyal Kolka

Optionee	Topspin Medical, Inc.
By: Neil Cohen, Eyal Kolka

Address:

Exhibit A
The Plan

Exhibit B
Notice of Exercise
Exercise of Option The undersigned (the “Optionee”) hereby elects to exercise Optionee’s Option to purchase                     shares of Common Stock par value US$ 0.001 each of TopSpin Medical, Inc. (hereinafter the “Corporation” and the “Exercised Shares”) at an exercise price per share of                     , pursuant to the Topspin Medical, Inc. 2003 Israeli Stock Option Plan (the “Plan”) and the Option Agreement dated                                         , (the “Option Agreement”).
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
Delivery of Payment – Optionee herewith delivers to the Corporation the full Exercise Price for the Exercised Shares, as set forth in the Option Agreement.
Representations of Optionee — Optionee acknowledges that Optionee has received, read and understood the Plan, the Option Agreement and the trust agreements by and among the Corporation, TopSpin Medical (Israel) Ltd. and the Trustee and agrees to abide by and be bound by their terms and conditions. The Optionee further represents that in exercising the Option, the Optionee hereby confirms and acknowledges that (i) the Exercised Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and not with a view to, or intention of, or otherwise for resale in connection with, any distribution; (ii) neither the offer or sale of the Exercised Shares, nor the Exercised Shares themselves, have been registered under the Securities Act of 1933, as amended, (the “Act”), or registered or qualified under the applicable securities laws of any state or other jurisdiction, and that the Exercised Shares are being sold to the Optionee by reason of and in reliance upon a specific exemption from the registration provisions of the Act, and exemptions from registration or qualification provisions of such applicable state or other jurisdiction securities laws which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and the truth and accuracy of the representations and warranties of the Optionee set forth herein; and (iii) that the Optionee will not offer, sell or otherwise dispose of the Exercised Shares except under circumstances that will not result in a violation of the Act or any state securities laws and that the certificates representing the Exercised Shares may bear a legend noting such restrictions.
Tax Consequences – Any tax consequences and/or future payment and/or costs arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Corporation and/or its Affiliates and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Corporation and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Corporation and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liabilities for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

Submitted on	by

OPTIONEE

Signature

Print Name

Address:

Exhibit C
Trust Agreements